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                                                                   EXHIBIT 99.3

              TERM EXTENSIONS TO XBOX(R) PUBLISHER LICENSE AGREEMENT

      ATARI, INC. ("PUBLISHER") and MICROSOFT LICENSING, GP have entered into that certain Xbox(R) Publisher License Agreement dated on or about April 18,2001 (the "PLA"). The term of the PLA is three years from the first commercial launch of the Xbox, which was November 15,2001. The PLA will therefore expire by its own terms on November 15,2004. The parties hereby extend the term of the PLA and all amendments, addenda and supplemental agreements thereto with term expirations that tie to the expiration of the PLA until March 1,2005.

Acknowledged and Agreed to:

MICROSOFT LICENSING, GP                ATARI, INC.

/s/ Roxanne V. Spring                  /s/ Harry M. Rubin
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By(Sign)                               By(Sign)

Roxanne V. Spring                      Harry M. Rubin
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Name(Print)                            Name(Print)

SPM                                    Senior Executive Vice President
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Title                                  Title

Nov 10 04                              November 8, 2004
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Date                                   Date